SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         INDUSTRIES INTERNATIONAL, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                                  87-0522115
----------------------------------------    ------------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation ororganization)

 4/F. Wondial Building, Keji South 6 Road
Shenzhen High-Tech Ind. Park, Shennan Road
            Shenzhen, China                                  N/A
-------------------------------------------    ---------------------------------
(Address of principal executive offices)                (Zip Code)

             Industries International, Incorporated 2003 Equity Incentive Plan
             ------------------------------------------------------
                            (Full title of the plan)

                                          Weijiang Yu
                            4/F. Wondial Building, Keji South 6 Road
                        Shenzhen High-Tech Industrial Park, Shennan Road
                                        Shenzhen  China
                                       86-755-2698-3856

                                     CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)          SHARE (2)             PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                5,000,000             $2.80             $14,000,000            $1,132.60
----------------------- --------------------- -------------------- --------------------- --------------------

(1) 5,000,000 shares of common stock of Industries International, Incorporated are being registered for issuance pursuant to the 2003 Equity Incentive Plan.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sale prices reported on the Over-The-Counter Electronic Bulletin Board of the National Association of Securities Dealers, Incorporated on October 13, 2003.

                           EXPLANATORY NOTE

Industries International, Incorporated, a Nevada corporation, hereby files this Post-Effective Amendment No.1 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission for the purpose of registering 5,000,000 shares of the Registrant's common stock, par value $0.01 per share, issuable pursuant to the Industries International, Incorporated 2003 Equity Incentive Plan (the "Plan"). The Registrant initially registered 15,000,000 shares of the Registrant's common stock, issuable pursuant to the Industries International, Incorporated 2003 Equity Incentive Plan. The total aggregate number of shares registered and available for grant and issuance pursuant to the Plan was 3,750,000 shares of the Registrant's common stock after giving effect to the 1-for-4 reverse stock split which took effect on or about June 3, 2003.

The Registrant's Board of Directors amended and restated Section 4.1 of the Plan to increase the total aggregate number of shares reserved and available for grant and issuance under the Plan to 8,750,000 shares of the Registrant's common stock. This Registration Statement is being filed for the purpose of registering 5,000,000 shares of the Registrant's common stock for issuance pursuant to the Plan.


                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same incentive equity plan is effective.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 9, 2003 (File No. 333-105117) is hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, that the Registrant filed with the Commission on April 14, 2003, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, that the Registrant filed with the Commission on August 22, 2003.

         (c) The Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, that the Registrant filed with the Commission on May 20, 2003.

         (d) Amendments No.1, No.2, No.3 and No.4 to the Current Report on Form 8-K/A that the Registrant originally filed with the Commission on March 25, 2003 that were filed on May 15, 2003, May 19, 2003, July 28, 2003 and July 30, 2003, respectively.

         (e) The Current Report on Form 8-K that the Registrant filed with the Commission on May 16, 2003.

         (f) The Current Report on Form 8-K/A that the Registrant filed with the Commission on April 22, 2003, which contains audited financial statements for the fiscal year ended December 31, 2002 for Broad Faith, Limited, the Registrant's wholly- owned subsidiary.

         (g) The Current Report on Form 8-K that the Registrant filed with the Commission on April 24, 2003, which contains a press release relating to the financial results for the fiscal year ended December 31, 2002 for Broad Faith, Limited, the Registrant's wholly-owned subsidiary.

         (h) The Current Report on Form 8-K that the Registrant filed with the Commission on May 7, 2003, which reports a change of the Registrant's independent auditor.

         (i) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on December 4, 2000, as amended (File No. 000-32053).

         (j) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

         5.0     Opinion regarding legality
         23.1    Consent of Randy Simpson CPA, P.C.
         23.2    Consent of Richardson & Patel LLP (included in Exhibit 5.0)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong S.A.R., on this 2nd day of October, 2003.

                                      INDUSTRIES INTERNATIONAL, INCORPORATED

                                      By: /s/ Dr. Kit Tsui
                                          --------------------------------------
                                          Dr. Kit Tsui, Chairman and Chief
                                          Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated:  October 2, 2003                  /s/ Dr. Kit Tsui
                                        --------------------------------------
                                        Dr. Kit Tsui, Chairman and Chief
                                        Executive Officer

Dated:  October 2, 2003                 /s/ Weijiang Yu
                                        --------------------------------------
                                        Mr. Weijiang Yu, Director and President

Dated:  October 2, 2003                 /s/ Zhiyong Xu
                                        --------------------------------------
                                        Mr. Zhiyong Xu, Director and Secretary

Dated:  October 2, 2003                 /s/ Guogiong Yu
                                        --------------------------------------
                                        Ms. Guoqiong Yu, Chief Financial
                                        Officer and Treasurer